23.2   Consent of Michael T. Studer, CPA P.C., Independent Auditor

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement of XIOM Corp. of my report dated January 12, 2009, relating to the audit of the consolidated financial statements of XIOM Corp. for the years ended September 30, 2008 and 2007, appearing in the Company’s Form 10-KSB/A filed on February 6, 2009, which is incorporated in this amendment by reference.

/s/ Michael T. Studer, CPA P.C.
Michael T. Studer, CPA P.C.
Freeport, New york
May 28, 2009